UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger

On November 19, 2013, Amicus Therapeutics, Inc. (the “Company”) and its wholly-owned subsidiary CB Acquisition Corp., a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Callidus Biopharma, Inc., a Delaware corporation (“Callidus”), and a stockholders’ representative.  Pursuant to the Merger Agreement, at the closing on November 19, 2013, the Company acquired Callidus, a privately-held drug discovery company focused on enzyme replacement therapies for lysosomal storage disorders.

Pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into Callidus, with Callidus being the surviving corporation and becoming a wholly-owned subsidiary of the Company (the “Merger”).  At the effective time of the Merger, each outstanding share of the common stock and the preferred stock of Callidus was cancelled and is entitled to receive a portion of the Merger Consideration (defined below).

As a result of the Merger, the Company will issue an aggregate of 7.2 million shares of its common stock, par value $0.01 per share (the “Common Stock”), to the former stockholders of Callidus (the “Closing Consideration”).  In addition, the Company will be obligated to make additional payments to the former stockholders of Callidus upon the achievement by Callidus of certain regulatory approval and clinical milestones set forth in the Merger Agreement (such payments, in the aggregate, the “Milestone Consideration,” and together with the Closing Consideration, the “Merger Consideration”), provided that the aggregate Merger Consideration shall not exceed $130 million.  The Company may, at its election, satisfy certain milestone payments identified in the Merger Agreement aggregating $40 million in shares of its Common Stock (calculated based on a price per share equal to the average of the last closing bid price per share for the Common Stock on The NASDAQ Global Market for the ten (10) trading days immediately preceding the date of payment).  The milestone payments not permitted to be satisfied in Common Stock (as well as any payments that the Company is permitted to, but chooses not to, satisfy in Common Stock), as a result of the terms of the Merger Agreement, the rules of The NASDAQ Global Market, or otherwise, will be paid in cash.

The Merger Agreement contains customary representations, warranties, covenants and indemnities of each of the Company and Callidus. In addition, the Merger Agreement requires the Company to register for resale with the Securities and Exchange Commission all shares of Common Stock issued or issuable as part of the Merger Consideration.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement.  The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Company and Callidus in connection with negotiating their respective terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company.  For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The Company intends to seek confidential treatment for certain portions of the Merger Agreement plans to file a redacted copy of the Merger Agreement with the Company’s Annual Report on Form 10-K for the year ending December 31, 2013,

Financing

On November 20, 2013, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the investors set forth on the signature pages thereto (the “Investors”) for the private placement (the “Private Placement”) of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (b) a combination of shares of Common Stock (“Shares”) and warrants (“Warrants”) to purchase shares of Common Stock (collectively, the “Units”).  Each of the Investors were shareholders of the Company prior to consummation of the transactions contemplated private placement.

Pursuant to the Purchase Agreement, the Company agreed to issue 1,500,000 Shares at $2.00 per Share and (b) 6,000,000 Units at $2.00 per Unit, with each Unit consisting of one Share and .267 Warrants resulting in an aggregate of 6,000,000 Shares and 1,600,000 Warrants underlying the Units to be issued.  Each Warrant is exercisable between July 1, 2014 and June 30, 2015 with an exercise price of $2.50, subject to certain adjustments.  The Company expects to receive approximately $15.0 million for general corporate and working capital purposes as a result of the Private Placement.  The Company expects the Private Placement to close on November 20, 2013.

In connection with the Offering, the Company has agreed to file a registration statement within 60 days after the closing (the “Initial Registration Statement”) for purposes of registering the Shares and shares of Common Stock underlying the Warrants.

The foregoing description of the Purchase Agreement and Form of Warrant does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and Form of Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (the “Form 8-K”).

The press release attached as Exhibit 99.1 to this Form 8-K is incorporated by reference to this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 of this Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 7, 2013 the Company’s board of directors approved, and on November 15, 2013 the Company first announced and began to implement a restructuring plan in order to better align its resources with its biologics business strategy. The Company’s workforce will be reduced by approximately 14 percent through layoffs across certain departments and levels throughout the organization. Affected employees are eligible for a severance package that includes severance pay and temporary continuation of benefits. The Company will also close its San Diego research facility and will consolidate all operations in its Cranbury, NJ headquarters.  The Company estimates that it will record charges of approximately $2.5 million during the fourth quarter of 2013 for employment termination costs payable in cash in connection with the workforce reduction, as well as facilities closing costs.  The Company expects the restructuring plan to be completed by the end of the fourth quarter of 2013.

Item 3.02. Unregistered Sales of Equity Securities.

Merger

The issuance of the 7.2 million shares of Common Stock constituting the Closing Consideration will be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

The issuance of any additional shares of Common Stock as part of the Milestone Consideration will be exempt from registration under Section 4(2) of the Act, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 1.01 of this Form 8-K contains a more detailed description of the issuance of shares of Common Stock pursuant to the Merger Agreement and is incorporated into this Item 3.02 by reference.

Financing

The information set forth under Item 1.01 of this Form 8-K regarding the issuance of the Shares and the Units is incorporated herein by reference.  The Shares and the Units sold to the Investors were offered and sold in reliance on exemptions from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act based on the nature of such Investors and certain representations made to the Company.

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction in workforce discussed in Item 2.05 of this Form 8-K, the Company’s Chief Science Officer, David J. Lockhart, Ph.D, is leaving the Company effective as of December 31, 2013. The Company and Dr. Lockhart are presently negotiating the terms of Dr. Lockhart’s separation from the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company intends to file the audited financial statements of Callidus as of and for the years ended December 31, 2012 and 2011 and accompanying notes required by Item 9.01(a) as part of an amendment to this Form 8-K or otherwise not later than 71 calendar days after the date this Form 8-K is required to be filed.

The Company intends to file the unaudited financial statements of Callidus as of and for the nine months ended September 30, 2013 and 2012 required by Item 9.01(a) as part of an amendment to this Form 8-K or otherwise not later than 71 calendar days after the date this Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Form 8-K or otherwise not later than 71 calendar days after the date this Form 8-K is required to be filed.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: November 20, 2013	By:	/s/ WILLIAM D. BAIRD III
	Name:	William D. Baird III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated November 20, 2013, by and among the Company and the purchasers identified therein.
10.2	Form of Warrant, issued on November 20, 2013.
99.1	Press Release dated November 20, 2013
99.2	November 20, 2013 Conference Call Presentation Materials